Exhibit 99.1
TIGroup Names Dennis M. Smith as Chief
Financial Officer
LOS ANGELES — September 26, 2007 — TIGroup, Inc. (OTC Bulletin Board: TISG), a California-based financial solutions provider to the healthcare industry focused on ambulatory surgical centers (ASCs) and other businesses designed to deliver quality healthcare services outside of traditional hospital settings, today named Dennis M. Smith as the company’s chief financial officer. He has served as a director on the company’s board since 2001.
Smith was most recently chief executive officer of Cross Shore Acquisition Corporation, a special purpose acquisition company listed on the Alternative Investment Market of the London Stock Exchange. On August 29, 2007, Cross Shore completed the acquisition of Research Pharmaceutical Services, Inc. (RPS), a provider of integrated clinical development solutions to the bio-pharmaceutical industry. Smith continues to serve as a director of RPS.
Prior to Cross Shore, Smith co-founded and served as vice chairman and chief financial officer of Vsource, Inc., the predecessor to TIGroup. Through Vsource Asia, a subsidiary based in Malaysia, Vsource provides business process outsourcing solutions for Fortune 500 and Global 500 companies in the Asia-Pacific region. Following the sale of Vsource Asia in 2004, Smith served as chairman and chief executive officer of Vsource until July 2005. He continues to serve as a non-executive director, consultant and member of the board of Vsource Asia.
Smith lived and worked in Asia for 28 years. Prior to founding Vsource, he co-founded and served as general partner of ChinaVest, one of the earliest and largest independent private equity firms in Asia. In addition, he held senior positions in commercial and investment banking with First Chicago Corp. (now JPMorgan Chase) in Hong Kong, Singapore and the Philippines. He holds an MBA degree from Loyola University of Chicago.
TIGroup CEO David Hirschhorn said, “We are pleased to welcome Dennis to the company. His leadership and vision made him an excellent candidate. He will play a critical role in the growth of TIGroup as we introduce our re-capitalization services to the ASC market. We feel fortunate to have onboard an individual with Dennis’ acquisition experience, fundraising abilities, financial expertise and public company credentials.”
Smith said, “David has done a tremendous job in positioning TIGroup. As an early investor, I have been watching the company’s progress from a distance for some time now and am excited about taking a more hands-on role. The opportunity to build a portfolio of investments in profitable, well-run ASCs delivering consistently healthy cash flows in the manner that TIGroup is pursuing is unique. The potential market is also quite significant in size and I look forward to working hard with David and the board to capitalize on it.”
About TIGroup, Inc.
TIGroup is a financial solutions provider to the healthcare industry focused on ambulatory surgical centers (ASCs) and other businesses designed to deliver quality healthcare services outside of traditional hospital settings. The company is building a diversified portfolio of preferred minority interests in profitable ASCs and acquired majority stakes in select centers and is working to accelerate its re-capitalization offering to significantly scale its portfolio. For more information, visit http://www.tig3.com.
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About Hawk Associates Inc.
Hawk Associates, Inc. is a full-service investor relations and financial media relations consulting firm serving clients in the U.S. as well as in China and Vietnam. For more information about Hawk Associates, visit http://www.hawkassociates.com or contact Frank Hawkins or Julie Marshall at (305) 451-1888, e-mail: info@hawkassociates.com.
Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.